Registration No. 333-

As filed with the Securities and Exchange Commission on FEBRUARY 19, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNAMIC HEALTH PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	34-1711778 (I.R.S. Employer Identification No.)

6911 Bryan Diary Rd., Suite 210

Largo, Florida 33777

(Address of principal executive offices)

2004 Consultant Services Plan

(Full title of the plan)

Mandeep K. Taneja,

Chief Executive Officer and President

Dynamic Health Products, Inc.

6911 Bryan Diary Rd., Suite 210

Largo, Florida 33777

(727) 329-1845

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Martin A. Traber, Esquire

Foley & Lardner

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

(813) 229-2300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $.01 par value	500,000	$.60	$300,000.00	$24.27	(3)

(1)	The provisions of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends, or similar transactions.
(2)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on January 20, 2004.
(3)	Filing fees have been previously paid and no additional shares are being registered.

INCORPORATION BY REFERENCE

OF

EARLIER REGISTRATION STATEMENT

Dynamic Health Products, Inc. (the “Registrant”) previously registered 500,000 shares of Common Stock, par value $.01 per share for issuance under the 2004 Consultant Services Plan for Dynamic Health Products, Inc. (the “Plan”). The registration of such shares was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on January 27, 2004, bearing the file number 333-112228 (the “initial Registration Statement”). This Registration Statement, Amendment No. 1 to Form S-8 Registration Statement, is being filed for the purpose of adding an additional participant and otherwise amend the plan in accordance with Exhibit No. 4.2 attached hereto and no additional shares are being registered. Accordingly pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Exhibit

(4.1)	2004 Consulting Services Agreement with Martin A. Traber(1)

(4.2)	2004 Consulting Services Agreement with Thaddeus J. Shalek

(5)	Opinion of Foley & Lardner(1)

(23.1)	Consent of Brimmer, Burek & Keelan LLP(1)

(23.2)	Consent of Foley & Lardner (contained in Exhibit 5 hereto)(1)

(23.3)	Consent of Brimmer, Burek & Keelan LLP

(23.4)	Consent of Foley & Lardner

(1)	Incorporated by reference to the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on January 27, 2004, bearing the file number 333-112228.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, and State of Florida, on this 19th day of February, 2004.

Dynamic Health Products, Inc.

By:	/s/ Mandeep K. Taneja

Mandeep K. Taneja Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mandeep K. Taneja Mandeep K. Taneja	Chief Executive Officer, President and Director	February 19, 2004

/s/ Cani I. Shuman Cani I. Shuman	Chief Financial Officer, Secretary, Treasurer and Director	February 19, 2004

/s/ Rakesh K. Sharma Rakesh K. Sharma	Director	February 19, 2004

/s/ Morton L. Stone Morton L. Stone	Director	February 19, 2004

EXHIBIT INDEX

Dynamic Health Products, Inc.

Exhibit No.	Exhibit

(4.1)	2004 Consulting Services Agreement with Martin A. Traber(1)

(4.2)	2004 Consulting Services Agreement with Thaddeus J. Shalek

(5)	Opinion of Foley & Lardner(1)

(23.1)	Consent of Brimmer, Burek & Keelan LLP(1)

(23.2)	Consent of Foley & Lardner (contained in Exhibit 5 hereto)(1)

(23.3)	Consent of Brimmer, Burek & Keelan LLP

(23.4)	Consent of Foley & Lardner

(1)	Incorporated by reference to the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on January 27, 2004, bearing the file number 333-112228.